UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the Acquisition as if it had occurred on March 31, 2013.  With the unaudited pro forma consolidated statement of income for the year ended December 31, 2012 and three months ended March 31, 2013 giving the pro forma effect to the Acquisition as if it had occurred on January 1st of the statements presented.

The historical financial information has been adjusted to give the effect to the pro forma events that are related and/or directly attributed to the Acquisition for the purpose of providing information that is necessary to understand Experience Art and Design, Inc. (“EXAD’) acquisition.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what EXAD’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

The Acquisition will be accounted for as a reverse acquisition.  Under this accounting method, EXAD acquired all of Chiurazzi Internazionale S.r.l. (“Chiurazzi Srl”), with Chiurazzi Srl continuing as the accounting acquirer and becoming a wholly-owned subsidiary of EXAD.  In conjunction with the acquisition, 9,700,000 EXAD’s common shares were issued to acquire 100% of Chiurazzi Srl.  EXAD also assumed a secured note payable to Chiurazzi International, LLC in conjunction with the acquisition.  Immediately prior to the acquisition, EXAD cancelled 23,000,000 shares of restricted common stock.

This information should be read together with the audited December 31, 2012 and 2011 financial statements and unaudited March 31, 2013 financial statements of Chiurazzi Internazionale S.r.l. and the accompanying notes included as an exhibit to the current report on Form 8-K.

EXPERIENCE ART AND DESIGN, INC.
Unaudited Consolidated Pro Forma Balance Sheet
March 31, 2013
	Historical
	Chiurazzi Internazionale S.r.l. As Reported	Experience Art and Design, Inc. As Reported	Pro Forma Acquisition Adjustments	Notes	Experience Art and Design, Inc. Pro Forma Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 11,622	$ -	$ -		$ 11,622
Accounts Receivable, net of Allowance for Doubtful Accounts	641	-	-		641
Inventories	837,510	-	-		837,510
Other Current Assets	20,384	-	-		20,384
Total Current Assets	870,157	-	-		870,157

Long-Term Assets
Property, Plant and Equipment, net of Accumulated Depreciation	1,405,974	-	-		1,405,974
Intangible Asset, net of Accumulated Amortization	7,860	-	-		7,860
Other Non-Current Assets	8,375	-	-		8,375
Total Long-Term Assets	1,422,209	-	-		1,422,209
Total Assets	$ 2,292,366	$ -	$ -		$ 2,292,366

Liabilities
Current Liabilities
Short-Term Borrowings - Related Parties	$ 465,419	$ 46,187	$ -		$ 511,606
Accounts Payable and Accrued Liabilities	174,990	18,540	110,111	(b)	303,641
Tax Payable	91,660	-	-		91,660
Long-Term Debt - Current	-	-	910,000	(b)	910,000
Total Current Liabilities	732,069	64,727	1,020,111		1,816,907

Long-Term Liabilities
Other Liabilities	41,059	-	-		41,059
Long-Term Debt - Non Current Portion	-	-	1,630,000	(b)	1,630,000
Total Long-Term Liabilities	41,059	-	1,630,000		1,671,059
Total Liabilities	773,128	64,727	2,650,111		3,487,966

Commitments and Contingencies

Shareholder's Equity
Contributed Capital	2,916,252	-	(2,916,252)	(c), (d)	-
Common Stock	-	36,750	(13,300)	(a), (d)	23,450
Additional Paid-in Capital	-	20,250	157,714	(a), (b), (c)	177,964
Accumulated Deficit	(1,319,207)	(121,727)	121,727	(c)	(1,319,207)
Accumulated Other Comprehensive Loss	(77,807)	-	-		(77,807)
Total Shareholder's Equity	1,519,238	(64,727)	(2,650,111)		(1,195,600)
Total Liabilities and Shareholder's Equity	$ 2,292,366	$ -	$ -		$ 2,292,366

EXPERIENCE ART AND DESIGN, INC.
Unaudited Consolidated Pro Forma Statement of Income
For The Year Ended December 31, 2012
	Historical
	Chiurazzi Internazionale S.r.l. As Reported	Experience Art and Design, Inc. As Reported	Pro Forma Acquisition Adjustments	Notes	Experience Art and Design, Inc. Pro Forma Consolidated
Revenue	$ 155,622	$ -	$ -		$ 155,622

Operating Costs:
Cost of Goods Sold	180,918	-			180,918
General and Administrative Expenses	371,903	71,362			443,265
Total Operating Costs	552,821	71,362	-		624,183

Net Operating Loss	(397,199)	(71,362)	-		(468,561)

Other Income (Expense):
Interest Expense	(8,331)	-	(60,007)	(b)	(68,338)
Total Other Income (Expense)	(8,331)	-	(60,007)		(68,338)

Net Loss Before Income Taxes	(405,530)	(71,362)	(60,007)		(536,899)
Provision for Income Taxes	72,796	-	-		72,796
Net Loss	$ (478,326)	$ (71,362)	$ (60,007)		$ (609,695)

Weighed average common shares outstanding Basic and Diluted				(d)	23,450,000
Loss per common share - Basic and Diluted					$ (0.03)

EXPERIENCE ART AND DESIGN, INC.
Unaudited Consolidated Pro Forma Statement of Income
For The Three Months Ending March 31, 2013
	Historical
	Chiurazzi Internazionale S.r.l. As Reported	Experience Art and Design, Inc. As Reported	Pro Forma Acquisition Adjustments	Notes	Experience Art and Design, Inc. Pro Forma Consolidated
Revenue	$ 7	$ -	$ -		$ 7

Operating Costs:
Cost of Goods Sold	716	-			716
General and Administrative Expenses	67,854	14,307			82,161
Total Operating Costs	68,570	14,307	-		82,877

Net Operating Loss	(68,563)	(14,307)	-		(82,870)

Other Income (Expense):
Interest Expense	-	-	(50,104)	(b)	(50,104)
Total Other Income (Expense)	-	-	(50,104)		(50,104)

Net Loss Before Income Taxes	(68,563)	(14,307)	(50,104)		(132,974)
Provision for Income Taxes	18,750	-	-		18,750
Net Loss	$ (87,313)	$ (14,307)	$ (50,104)		$ (151,724)

Weighed average common shares outstanding - Basic and Diluted				(d)	23,450,000
Loss per common share - Basic and Diluted					$ (0.01)

Experience Art and Design, Inc.

Unaudited Notes to Pro Forma Financial Statements

Note 1 – Description of the Acquisition and Basis of Presentation

The Acquisition

On May 7, 2013, EXAD completed the acquisition of the all of the assets of Chiurazzi Srl. (pursuant to the terms of the purchase agreement with CI Holdings, Inc.).  EXAD acquired Chiurazzi Srl, with Chiurazzi Srl continuing as the accounting acquirer and becoming a wholly-owned subsidiary of EXAD.  In connection with the acquisition, 9,700,000 EXAD’s common shares were issued to acquire 100% of the assets, liabilities, and equity of Chiurazzi Srl.  EXAD also assumed a secured note payable to Chiurazzi International, LLC for $2,540,000 in conjunction with the acquisition.  Immediately prior to the acquisition, EXAD cancelled 23,000,000 shares of restricted common stock held by Arthur John Carter, EXAD’s President prior to the purchase transaction.

Basis of Presentation

The unaudited consolidated pro forma financial statements have been prepared based on Chiurazzi Srl’s historical financial information giving effect to the accounting for the Acquisition as a reverse acquisition.  EXAD acquired all of Chiurazzi Srl assets, with Chiurazzi Srl continuing as the accounting acquirer and becoming a wholly-owned subsidiary of EXAD.  The determination was primarily based on Chiurazzi Srl comprising the ongoing operations of the combined entity and Chiurazzi Srl senior management serving as the ongoing senior management of the Company.  Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited consolidated pro forma financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

Pro Forma Adjustments and Assumptions

(a)     Reflects the cancellation of 23,000,000 shares of restricted common stock held by Arthur John Carter, EXAD’s president, immediately prior to the consummation of the Acquisition.

(b)     Reflects the net secured note and interest payable to Chiurazzi International, LLC assumed by EXAD in conjunction with the Acquisition.  On May 7, 2013, in connection with the merger of Chiurazzi Internazionale S.r.l., the Company assumed the secured note payable to Chiurazzi International, LLC, with an outstanding principal balance of $2,540,000 and accrued interest of $126,437. On May 30, 2013, the note was amended to modify the payment terms and an additional $50,000 was added to the outstanding principal balance. Then on July 24, 2013, the note payable was modified for a third time which reduced the outstanding principal balance by $1,222,500 and modified the payment terms. The following schedule of payments is based on the modified terms:

2013 Payments $250,000

2014 Payments $480,000

2015 Payments $480,000

2016 Payments $62,500 + accumulated accrued interest

The note accrues interest at 8% per annum. However, pursuant to the third amendment, if the Company makes all payments due under the third amendment without being more than 10 days past due, all interest accrued under the original agreement is waived by Chiurazzi International, LLC.

The amount assumed for pro forma purposes are reflected at the outstanding note payable and accrued interest balances at March 31, 2013.  The pro forma adjustments do not include the forgiveness of $1,222,500 of debt completed in July 2013. This forgiveness was treated as a capital contribution.

(c)      Reflects the pro forma adjustment to eliminate EXAD accumulated deficit and contributed capital at March 31, 2013.

(d)     Reflects the issuance of 9,700,000 EXAD’s common shares to acquire 100% of Chiurazzi Srl.

(e)      Pro forma earnings per share (“EPS”), basic and diluted, are based on the weighted average number of shares of common stock. EPS is computed by dividing income by the weighted-average number of shares of common stock outstanding during the period.

Number of Shares
EXAD shares outstanding prior to the Acquisition	36,750,000
J. Carter shares cancelled	(23,000,000)
Total EXAD shares outstanding prior to the Acquisition	13,750,000
Common shares issued in connection with the Acquisition	9,700,000
Total common shares outstanding at Acquisition close on May 7, 2013	23,450,000